    As filed with the Securities and Exchange Commission on June 21, 2000

                                              Registration No. 333-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                      PRODIGY COMMUNICATIONS CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
        (State or Other Jurisdiction of Incorporation or Organization)

                                  04-3323363
                     (I.R.S. Employer Identification No.)

                44 SOUTH BROADWAY, WHITE PLAINS, NEW YORK 10601
             (Address of Principal Executive Offices)  (Zip Code)

                            1996 STOCK OPTION PLAN
                           (Full Title of the Plan)

                               SAMER F. SALAMEH
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                      PRODIGY COMMUNICATIONS CORPORATION
                               44 SOUTH BROADWAY
                         WHITE PLAINS, NEW YORK  10601
                    (Name and Address of Agent for Service)

                                (914) 448-8000
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

                                                          PROPOSED
       TITLE OF                                           MAXIMUM
      SECURITIES                                          OFFERING                 PROPOSED MAXIMUM
         TO BE                  AMOUNT                   PRICE PER                AGGREGATE OFFERING         AMOUNT OF
      REGISTERED           TO BE REGISTERED                SHARE                        PRICE             REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Class A common stock,          1,799,994                   (1)                       $19,854,458(2)          $5,242
$.01 par value
--------------------------------------------------------------------------------------------------------------------------

(1) The calculation of the proposed maximum offering price per share is described in footnote (2) below.
(2) Based (a) on a weighted average exercise price per share of $11.03 for 1,380,332 shares issuable upon the exercise of outstanding options and
     (b) on the average price per share of the high and low prices of the Registrant's Class A common stock on the Nasdaq National Market on
     June 19, 2000 for the remaining 419,662 shares being registered hereunder, in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1996 Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report on Form 10-K/A.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

          (3) The description of the Class A common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.  Description of Securities
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     Article EIGHTH of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Registrant has an insurance policy with coverage of $20,000,000 that insures the directors and officers of the Registrant (with entity coverage) against certain liabilities which might be incurred by such directors and officers in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not applicable.

Item 8.  Exhibits
         --------

         The following exhibits are filed as part of this Registration
         Statement:

         4.1  Restated Certificate of Incorporation of the Registrant,
              effective on May 31, 2000. Incorporated by reference to Annex F of the Registrant's Definitive Proxy Statement on Schedule 14A filed on May 5, 2000.
         4.2  Amended and Restated By-Laws of the Registrant, effective on
              May 31, 2000. Incorporated by reference to Annex G of the
              Registrant's Definitive Proxy Statement on Schedule 14A filed on May 5, 2000.
         4.3  Amended and Restated Limited Partnership Agreement for Prodigy
              Communications Limited Partnership by and among the Registrant, SBC Internet
              Communications, Inc. and Prodigy Transition Corporation dated May 31, 2000.
              Incorporated by reference to Exhibit 3.3 of the Registrant's Current Report on Form 8-K filed on June 14, 2000.
         5    Opinion of Hale and Dorr LLP.
        23.1  Consent of PricewaterhouseCoopers LLP.
        23.2  Consent of Hale and Dorr LLP (included in Exhibit 5).
        24    Power of Attorney (included in the signature page of this Registration Statement).

Item 9.  Undertakings
         ------------

         1.  The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, New York, on this 21st day of June, 2000.

                                          Prodigy Communications Corporation

                                          By: /s/ Samer F. Salameh
                                             ----------------------------------
                                             Samer F. Salameh
                                             Chief Executive Office
                                             Secretary

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Prodigy Communications Corporation, hereby severally constitute and appoint Samer F. Salameh, Allen Craft and Andrea S. Hirsch, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Prodigy Communications Corporation. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, as of June 21, 2000.

Name                  Title
----                  -----
/s/ Samer F. Salameh
________________________  Chairman of the Board and Chief Executive Officer
Samer F. Salameh           (Principal Executive Officer)

/s/ Allen Craft
________________________  Executive Vice President of Finance, Chief Financial
Allen Craft                Officer, Treasurer and Director (Principal Financial
                           and Accounting Officer)


________________________
Arturo Elias              Director

/s/ James D. Gallemore
________________________
James D. Gallemore        Director

/s/ James S. Kahan
________________________
James S. Kahan            Director

/s/ Jaime Chico Pardo
________________________
Jaime Chico Pardo         Director


________________________
Charles J. Roesslein      Director

                                 Exhibit Index
                                 -------------

Exhibit
Number     Description
------     -----------
 4.1    Restated Certificate of Incorporation of the Registrant, effective on May 31, 2000. Incorporated by reference to Annex F of the
        Registrant's Definitive Proxy Statement on Schedule 14A filed on May 5,
        2000.
 4.2    Amended and Restated By-Laws of the Registrant, effective on May 31,
        2000. Incorporated by reference to Annex G of the Registrant's
        Definitive Proxy Statement on Schedule 14A filed on May 5, 2000.
 4.3    Amended and Restated Limited Partnership Agreement for Prodigy
        Communications Limited Partnership by and among the Registrant, SBC
        Internet Communications, Inc. and Prodigy Transition Corporation dated
        May 31, 2000. Incorporated by reference to Exhibit 3.3 of the
        Registrant's Current Report on Form 8-K filed on June 14, 2000.
 5      Opinion of Hale and Dorr LLP.
23.1    Consent of PricewaterhouseCoopers LLP.
23.2    Consent of Hale and Dorr LLP (included in Exhibit 5).
24      Power of Attorney (included in the signature page of this Registration
        Statement).